UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2022

Evolution Petroleum Corporation
(Exact name of registrant as specified in its charter)

 001-32942
(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1155 Dairy Ashford Road, Suite 425, Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)
(713) 935-0122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.001 par value	EPM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.
On March 4, 2022, Evolution Petroleum Corporation (the "Company") completed the spring redetermination of its senior secured credit facility (the "Facility") resulting in an increase of the elected borrowing base from $40 million to $50 million. Additionally, the Margined Collateral Value as defined in the Ninth Amendment to the Facility was set at $125 million. The Margined Collateral Value is used in the determining the utilization of the Facility for the purposes of the required hedging covenant. As of March 9, 2022, the Company has $20 million outstanding under the Facility. Based on the current amount outstanding, the utilization percentage under the required hedging covenant is 16%, which is below the minimum utilization threshold of 25% and as a result the Company is not required to enter into additional hedges at this time. If the Facility was fully drawn at $50 million, the utilization percentage would be 40% and the Company would be required to hedge 25% of future oil and gas production on a rolling twelve months basis. The Facility is secured by substantially all of the Company's oil and gas assets. The borrowing base is subject to semi-annual redeterminations with the next scheduled redetermination to occur in the fall of 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Date:	March 9, 2022	By:	/s/ RYAN STASH
		Name:	Ryan Stash
		Title:	Senior Vice President, Chief Financial Officer
and Treasurer

3